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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 2, 1997




                                  AMSURG CORP.
             (Exact Name of Registrant as Specified in its Charter)


            Tennessee                    000-22217               62-1493316
  (State or other jurisdiction of       (Commission           (I.R.S. employer
  incorporation or organization)        File Number)         identification no.)


     One Burton Hills Boulevard
             Suite 350
           Nashville, TN                                          37215
(Address of principal executive offices)                        (Zip code)


                                 (615) 665-1283
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
         (Former name or former address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.

         Effective September 1, 1997, AmSurg Holdings, Inc. ("Holdings"), a subsidiary of AmSurg Corp. (the "Company") acquired from The Endoscopy Center, Inc. (the "Seller"), a Missouri corporation and unrelated party, a sixty percent ownership interest in the assets comprising the business operations of two gastrointestinal surgery centers (the "Centers") in Independence and Kansas City, Missouri.

         Pursuant to the terms of the Asset Purchase Agreement, dated as of September 2, 1997, by and among Holdings, the Company and the Seller, Holdings paid $5,652,205 in cash and the Company issued 280,367 shares of its common stock to the Seller. The cash used in the purchase transaction was provided from borrowings under the Company's revolving credit agreement with SunTrust Bank, Nashville. The consideration paid to the Seller was determined through arm's-length negotiations between the Company and the shareholders of the Seller. Following the asset purchase, Holdings and the Seller contributed their respective ownership in the assets of the Centers into a newly formed limited liability company, The Independence ASC, LLC, and received proportionate membership therein.


Item 7.  Financial Statements and Exhibits.

         It is impractical to provide at this time the financial statements and pro forma financial information required by Items 7(a) and 7(b). The Company anticipates filing this information in an amendment to this Form 8-K on or prior to November 17, 1997.

 (c) Exhibits:

     2 Asset Purchase Agreement, dated as of September 2, 1997, by and among AmSurg Corp., AmSurg Holdings, Inc., The Endoscopy Center, Inc. and the shareholders thereof.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            AMSURG CORP.


                            By: /s/  Claire M. Gulmi
                               ------------------------------------------------
                               Claire M. Gulmi

                               Senior Vice President and Chief Financial Officer (Principal Financial and Duly Authorized Officer)




Date: September 16, 1997







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                              INDEX TO EXHIBITS


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EXHIBIT
NUMBER                              DESCRIPTION
-------                             -----------
   2        Asset Purchase Agreement, dated as of September 2, 1997, by and among AmSurg Corp.,
            AmSurg Holdings, Inc., The Endoscopy Center, Inc. and the shareholders thereof.







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